UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2012
[Missing Graphic Reference]

DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 W. 110th Street, Suite 200, Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2012, The Nasdaq Stock Market advised Digital Ally, Inc. (the "Company") that it had determined that the Company is eligible for an additional 180 calendar day period to regain compliance with the minimum closing bid requirement for continued listing on The Nasdaq Capital Market.  Accordingly, to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days prior to September 12, 2012 in accordance with Marketplace Rule 5810(c)(3)(A).  The Company's common stock continues to trade on The Nasdaq Capital Market under the symbol DGLY.

On September 13, 2011, the Company had received a notice from The Nasdaq Stock Market stating that, for the prior thirty consecutive business days, the closing bid price of Company’s common stock had been below $1.00 per share and therefore was not in compliance with Marketplace Rule 5550(a)(2).  The Company had 180 calendar days, or until March 12, 2012, to regain compliance with the minimum closing bid requirement under this first notice, but was unable to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name: Stanton E. Ross
Title:
Chairman, President and Chief Executive Officer